UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2017

HEMISPHERE MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-35886 (Commission File Number)	80-0885255 (I.R.S. Employer Identification Number)

4000 Ponce de Leon Boulevard
Suite 650
Coral Gables, FL 33146
(Address of principal executive offices) (Zip Code)

(305) 421-6364 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 24, 2017, Gabriel Brener, a director of Hemisphere Media Group, Inc. (the “Company”), notified the Board of Directors of the Company (the “Board”) of his decision not to stand for reelection as a director nominee at the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). Mr. Brener will continue to serve on the Board through the end of his term, which will expire at the 2017 Annual Meeting. Mr. Brener’s decision not to seek reelection was not the result of any disagreement with the Company.

The Board has selected Nina C. Tassler as a nominee to the Board.

Ms. Tassler has over 30 years of experience in the entertainment television industry. Currently, Ms. Tassler serves as Advisor, Former Chairman of CBS Entertainment, a position she has held since stepping down as Chairman of CBS Entertainment in September 2015. Prior to being named Chairman in 2014, Ms. Tassler served as President of CBS Entertainment from 2004, having propelled the network to its status as America’s #1 Network for 12 of the 13 years under her leadership. Before serving as President, Ms. Tassler served in other executive positions since joining CBS in 1997. Prior to CBS, from 1990 to 1997, Ms. Tassler headed drama development for Warner Bros. Television (then Lorimar Television) as Director, Movies and Mini-Series and played a major role in establishing the company as an industry leading supplier of network programming. Before Warner Bros., Ms. Tassler served as Director of Television and Motion Picture Administration for Triad Artists, Inc., where she previously worked as a talent agent and was responsible for managing the overall operations of the television talent department. In June 2011, Ms. Tassler was honored by Women In Film with its prestigious Lucy Award, and later that same year was inducted into the Broadcasting & Cable Hall of Fame. Ms. Tassler is also an author and published her first book, “What I Told My Daughter: Lessons from Leaders on Raising the Next Generation of Empowered Women” in 2016 through Simon & Schuster. Ms. Tassler currently serves on the Board of Jewish Family Services, is a member of the Ambassador Council of the Geena Davis Institute on Gender in Media and serves on the Academy of Television Arts & Sciences Executive Committee and on the Board of Directors of the Academy Foundation. She is a member of the Board of Trustees for Boston University and the Board of the Paley Center for Media. Ms. Tassler graduated from Boston University with a B.A. in Theater.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
HEMISPHERE MEDIA GROUP, INC.

Date: April 25, 2017	By:	/s/ Alex J. Tolston
		Name:	Alex J. Tolston
		Title:	Executive Vice President, General Counsel and Corporate Secretary